Exhibit (j)(4)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent for the following funds of the Goldman Sachs Trust: Goldman Sachs Structured Small Cap Growth Fund (formerly Axa Enterprise Small Cap Growth Fund), Goldman Sachs Small Cap Value Fund (formerly Axa Enterprise Small Cap Value Fund), and Goldman Sachs Strategic International Equity Fund (formerly Axa Enterprise International Growth Fund) to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 174 to the Registration Statement on Form N1-A (the “Registration Statement”), of our report dated December 15, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of the following funds: Axa Enterprise Small Cap Growth Fund, Axa Enterprise Small Cap Value Fund, and Axa Enterprise International Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2007